UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

JIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35367

Delaware	42-1515522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 Lytton Avenue, Suite 200, Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-319-1920

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2014, Jive Software, Inc., a Delaware corporation (the “Company”), entered into a Second Loan Modification Agreement (the “Second Loan Modification Agreement”) with Silicon Valley Bank to amend the Company’s existing Second Amended and Restated Loan Agreement, dated May 23, 2012 (a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 25, 2012) as previously amended by the First Loan Modification Agreement, dated April 26, 2013 (a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013).

The Second Loan Modification Agreement modified the minimum adjusted EBITDA financial covenant for periods occurring after December 31, 2013.

Additionally, the Second Loan Modification Agreement removed the fixed charge coverage ratio and total leverage ratio financial covenants, which were set to begin in periods occurring after December 31, 2013.

The foregoing description of the Second Loan Modification Agreement is qualified in its entirety by reference to the copy thereof which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

Exhibit No.	Description
10.1	Second Loan Modification Agreement, dated as of February 18, 2014, by and between Jive Software, Inc. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2014	JIVE SOFTWARE, INC.

	By:	/s/ Bryan J. LeBlanc
Bryan J. LeBlanc
Chief Financial Officer

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